UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 8, 2004

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-800-411-4932

Not applicable

(Former name or former address, if changed since last report)

Item	7: Financial Statements and Exhibits

On April 8, 2004, Wells Fargo Capital IX issued its 5.625% Trust Originated Preferred Securities (TOPrSSM) (the “Trust Issuance”) and used the proceeds from such issuance, together with the proceeds of the issuance of its 5.625% Common Securities, to purchase 5.625% Junior Subordinated Debentures due April 8, 2034, from Wells Fargo & Company (the “Company Issuance”). The purpose of this Current Report is to file with the Securities and Exchange Commission (i) the Underwriting Agreement, the Amended and Restated Declaration of Trust and Trust Agreement, the form of 5.625% Capital Security and the Guarantee Agreement relating to the Trust Issuance, (ii) the form of 5.625% Junior Subordinated Debenture due April 8, 2034, relating to the Company Issuance and (iii) the consent of Faegre & Benson LLP, Wells Fargo & Company’s special tax counsel, to the use of its name under the caption “United States Federal Income Tax Consequences” in the prospectus supplement related to such issuance.

(c)    Exhibits

1.1	Underwriting Agreement dated April 1, 2004, among Wells Fargo Capital IX, Wells Fargo & Company and the Representatives named therein.

4.1	Amended and Restated Declaration of Trust and Trust Agreement dated as of April 8, 2004, among Wells Fargo & Company, J.P. Morgan Trust Company, National Association, Wilmington Trust Company, the Administrative Trustees named therein, and the Holders named therein.

4.2	Form of 5.625% Capital Security (included in Exhibit 4.1).

4.3	Guarantee Agreement dated as of April 8, 2004, between Wells Fargo & Company and J.P. Morgan Trust Company, National Association.

4.4	Form of 5.625% Junior Subordinated Debenture due April 8, 2034.

23.1	Consent of Faegre & Benson LLP.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, April 13, 2004.

WELLS FARGO & COMPANY

By:	/s/ RICHARD D. LEVY
Richard D. Levy Senior Vice President and Controller

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Index to Exhibits

Exhibit No.	Description	Method of Filing
1.1	Underwriting Agreement dated July 21, 2003, among Wells Fargo Capital VIII, Wells Fargo & Company and the Representatives named therein.	Electronic Transmission

4.1	Amended and Restated Declaration of Trust and Trust Agreement dated as of July 28, 2003, among Wells Fargo & Company, Bank One Trust Company, N.A., Wilmington Trust Company, the Administrative Trustees named therein, and the Holders named therein.	Electronic Transmission

4.2	Form of 5.625% Capital Security (included in Exhibit 4.1).

4.3	Guarantee Agreement dated as of July 28, 2003, between Wells Fargo & Company and Bank One Trust Company, N.A.	Electronic Transmission

4.4	Form of 5.625% Junior Subordinated Debenture due August 1, 2033	Electronic Transmission

23.1	Consent of Faegre & Benson LLP	Electronic Transmission

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